                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                     INTERNATIONAL SHIPHOLDING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                      INTERNATIONAL SHIPHOLDING CORPORATION
                                   17TH FLOOR
                                 POYDRAS CENTER
                               650 POYDRAS STREET
                          NEW ORLEANS, LOUISIANA 70130

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

TO COMMON STOCKHOLDERS OF INTERNATIONAL SHIPHOLDING CORPORATION:

         The annual meeting of stockholders of International Shipholding Corporation will be held in the Executive Board Room, 17th Floor, Poydras Center, 650 Poydras Street, New Orleans, Louisiana, on Wednesday, April 18, 2001 at 2:00 p.m., New Orleans time, for the following purposes:

         (i) to elect a board of eight directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

         (ii) to ratify the appointment of Arthur Andersen LLP, certified public accountants, as independent auditors for the Corporation for the fiscal year ending December 31, 2001; and

         (iii) to transact such other business as may properly come before the meeting or any adjournment thereof.

         Only common stockholders of record at the close of business on March 2, 2001, are entitled to notice of and to vote at the annual meeting.

         All stockholders are cordially invited to attend the meeting in person. However, if you are unable to attend in person and wish to have your stock voted, PLEASE FILL IN, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Your proxy may be revoked by appropriate notice to the Secretary of International Shipholding Corporation at any time prior to the voting thereof.

                                      BY ORDER OF THE BOARD OF DIRECTORS




                                      R. CHRISTIAN JOHNSEN
                                            Secretary
New Orleans, Louisiana
March 14, 2001

                      INTERNATIONAL SHIPHOLDING CORPORATION
                                   17TH FLOOR
                                 POYDRAS CENTER
                               650 POYDRAS STREET
                             NEW ORLEANS, LOUISIANA
                            ------------------------

                                 PROXY STATEMENT
                            ------------------------


         This Proxy Statement is furnished to stockholders of International Shipholding Corporation (the "Corporation") in connection with the solicitation on behalf of the Board of Directors of proxies for use at the annual meeting of stockholders of the Corporation to be held on Wednesday, April 18, 2001, at 2:00 p.m., New Orleans time, in the Executive Board Room, 17th Floor, Poydras Center, 650 Poydras Street, New Orleans, Louisiana. The approximate date of mailing of this Proxy Statement and the enclosed form of proxy is March 14, 2001.

         Only holders of record of the Corporation's Common Stock at the close of business on March 2, 2001, are entitled to notice of and to vote at the meeting. On that date, the Corporation had outstanding 6,082,887 shares of Common Stock, each of which is entitled to one vote.

         The enclosed proxy may be revoked by the stockholder at any time prior to the exercise thereof by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date. The proxy will be deemed revoked if the stockholder is present at the annual meeting and elects to vote in person.

         The cost of soliciting proxies in the enclosed form will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegraph, facsimile or e-mail; and banks, brokerage houses and other institutions, nominees, and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Corporation will, upon request, reimburse such parties for their expenses incurred in connection therewith.

                             PRINCIPAL STOCKHOLDERS

         The following persons, in addition to four directors whose ownership information is set forth under "Election of Directors," were known by the Corporation to own beneficially more than five percent of its Common Stock (the only outstanding voting security of the Corporation) as of the date noted below. The information set forth below has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 based upon information furnished by the persons listed. Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.


                                                                  Amount and
                                                                   Nature of       Percent
                                                                   Beneficial         of
           Name and Address                                        Ownership        Class
           ----------------                                        ---------        -----
T. Rowe Price Associates, Inc. ...................                898,562(1)        14.77%
   100 E. Pratt Street
   Baltimore, Maryland 21202

Franklin Resources, Inc. .........................                560,000(2)         9.21%
   777 Mariners Island Boulevard
   San Mateo, California  94404

Dimensional Fund Advisors Inc. ...................                456,829(3)         7.51%
   1299 Ocean Avenue
   Santa Monica, California 90401

Donald Smith & Co., Inc. .........................                320,100(4)         5.26%
   East 80 Route 4, Suite 360
   Paramus, New Jersey  07652

-----
(1) Based on information contained in Schedule 13G as of December 31, 2000. These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 664,000 shares, representing 10.9% of the shares outstanding), for which
      T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. A total of 828,362 shares are held with sole investment power only. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(2) Based on information contained in a joint filing on Schedule 13G as of December 31, 2000 by Franklin Resources, Inc. (FRI), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisory Services, LLC. Franklin Advisory Services, LLC, has sole voting and dispositive power with respect to all 560,000 shares. FRI is the parent holding company of Franklin Advisory Services, LLC., an investment advisor. Charles B. Johnson and Rupert H. Johnson are principal shareholders of FRI. FRI, Charles B. Johnson, Rupert H. Johnson and Franklin Advisory Services, LLC disclaim any economic interest or beneficial ownership in any of the shares.
(3) Based on information contained in Schedule 13G as of December 31, 2000. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, furnishes investment advice to four registered investment companies, and serves as investment manager to certain other investment vehicles, including commingled group trusts. Dimensional disclaims beneficial ownership of the securities.
(4)   Based on information contained in Schedule 13G as of December 31, 2000.

                              ELECTION OF DIRECTORS

         The by-laws of the Corporation authorize the Board of Directors to fix the size of the Board. Pursuant thereto, the Board of Directors has fixed the number of directors at eight and proxies cannot be voted for a greater number of persons. Unless authority to vote for the election of directors is withheld, the persons named in the enclosed proxy will vote for the election of the eight nominees named below to serve until the next annual meeting and until their successors are duly elected and qualified. In the unanticipated event that any of the nominees cannot be a candidate at the annual meeting, the shares represented by the proxies will be voted in favor of such replacement nominees as may be designated by the Board of Directors.

         The following table sets forth certain information as of March 2, 2001, concerning the nominees, all of whom are now serving a one year term as a director, and all directors and executive officers as a group, including their beneficial ownership of shares of each class of equity securities of the Corporation as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, the shares of the Corporation's Common Stock shown as being beneficially owned are held with sole voting and investment power. Niels W. Johnsen, Erik F. Johnsen, Raymond V. O'Brien, and Harold S. Grehan, Jr. each first became a director of the Corporation in early 1979, when the Corporation was formed. Niels M. Johnsen and Edwin Lupberger became directors in 1988. Edward K. Trowbridge and Erik L. Johnsen became directors in 1994.

         The only executive officer named in the Summary Compensation Table who is not also a nominee for director is Gary L. Ferguson, Vice President and Chief Financial Officer, who beneficially owns 75,012 shares (1.22% of the class), including 75,000 shares he has the right to acquire upon the exercise of currently exercisable stock options.

The Board of Directors recommends a vote FOR each of the nominees named below.


    Name, Age, Principal Occupation and                            Shares of Common Stock            Percent
  Directorship in Other Public Corporations                          Beneficially Owned             of Class (1)
--------------------------------------------                     -------------------------          ------------
Niels W. Johnsen, 78 (2)(3) ...............................           1,020,095(4)                    16.77%
    Chairman of the Board of the Corporation
    One Whitehall Street
    New York, New York 10004

Erik F. Johnsen, 75 (3)(5) ................................             683,853(6)                    11.24%
    President of the Corporation
    650 Poydras Street, Suite 1700
    New Orleans, Louisiana  70130

Niels M. Johnsen, 55 (3)(7) ...............................             477,103(8)                     7.59%
    Executive Vice President of the Corporation
    One Whitehall Street
    New York, New York 10004

Erik L. Johnsen, 43 (3)(9) ................................             321,199(10)                    5.11%
    Executive Vice President of the Corporation
    650 Poydras Street, Suite 1700
    New Orleans, Louisiana  70130

Harold S. Grehan, Jr., 73 (11) ............................              92,750                        1.52%

Edwin Lupberger, 64 (12) ..................................               1,249                         .02%
    President, Nesher Investments, LLC; formerly
    Chairman of the Board and Chief Executive Officer
    of Entergy Corporation; trustee, The Lupberger
    Foundation; Advisory Director, Bank One, New Orleans

Raymond V. O'Brien, Jr., 73 (13) ..........................               5,936                         .10%
    Director, Emigrant Savings Bank, New York

Edward K. Trowbridge, 72 (14) .............................                 625(15)                     .01%

All executive officers and directors as a group
    (11 persons) ..........................................           2,453,171                       39.90%

(1) Shares subject to currently exercisable options are deemed to be outstanding for purposes of computing the percentage of outstanding common stock owned by the person holding such options and by all directors and executive officers as a group but are not deemed to be outstanding for the purpose of computing the individual ownership percentage of any other person.
(2) Niels W. Johnsen has served as Chairman and Chief Executive Officer of the Corporation since its formation in 1979. He was one of the founders of Central Gulf Lines, Inc. ("Central Gulf"), one of the Corporation's principal subsidiaries, in 1947.
(3) Niels W. Johnsen and Erik F. Johnsen are brothers. Niels M. Johnsen is the son of Niels W. Johnsen. Erik L. Johnsen is the son of Erik F. Johnsen.
(4) Includes 224,622 shares owned by a corporation of which Niels W. Johnsen is the controlling shareholder.
(5) Erik F. Johnsen has been President, Chief Operating Officer and a director of the Corporation since its formation in 1979. He was one of the founders of Central Gulf in 1947.
(6) Includes 8,875 shares owned by Erik F. Johnsen's wife and 133,908 shares held by the Erik F. Johnsen Limited Family Partnership of which Mr. Johnsen is General Partner. Also includes 49,812 shares owned by the Erik
      F. Johnsen Family Foundation of which he claims no beneficial ownership but maintains voting and disposition rights.
(7) Niels M. Johnsen joined Central Gulf in 1970 and held various positions before being named Vice President in 1986. In 1997, he was named Executive Vice President of the Corporation and Chairman and Chief Executive Officer of each of the Corporation's principal subsidiaries, except Waterman Steamship Corporation for which he serves as President.
(8) Includes 2,968 shares held in trust for Niels M. Johnsen's child of which he is a trustee, 224,622 shares owned by a corporation of which Mr. Johnsen is a Vice President and director, 15,750 shares held by the Niels
      W. Johnsen Foundation of which Niels M. Johnsen is a director, and 200,000 shares that Mr. Johnsen has the right to acquire pursuant to currently exercisable stock options.
(9) Erik L. Johnsen joined Central Gulf in 1979 and held various positions before being named Vice President in 1987. In 1997, he was named Executive Vice President of the Corporation and President and Chief Operating Officer of each of the Corporation's principal subsidiaries, except Waterman Steamship Corporation for which he serves as Executive Vice President.
(10) Includes 7,900 shares held in trust for Erik L. Johnsen's children of which he is a trustee, and 200,000 shares that Mr. Johnsen has the right to acquire pursuant to currently exercisable stock options.
(11) Mr. Grehan has served as a director of the Corporation from its formation in 1979. He also served as Vice President of the Corporation from its formation until his retirement at the end of 1997.
(12) Mr. Lupberger served as Chairman of the Board and Chief Executive Officer of Entergy Corporation from 1985 to 1998.
(13) Mr. O'Brien served as Chairman of the Board and Chief Executive Officer of the Emigrant Savings Bank from January of 1978 through December of 1992.
(14) Mr. Trowbridge served as Chairman of the Board and Chief Executive Officer of Atlantic Mutual Companies from July of 1988 through November of 1993. He served as President and Chief Operating Officer of the Atlantic Mutual Companies from 1985 until 1988.
(15)  Shares owned jointly with wife.

         As of March 2, 2001, Niels W. Johnsen, Erik F. Johnsen, and their spouses, children and grandchildren (collectively, the "Johnsen Family"), beneficially owned an aggregate of 2,546,726 shares or 41.45% (which includes current exercisable options to acquire 400,000 shares) of the Corporation's Common Stock, and, to the extent they act together, they may be deemed to be in control of the Corporation.

                          COMMITTEE AND BOARD MEETINGS

         The Corporation's Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee is composed of three directors and operates under a written charter (which is attached to this proxy statement as Exhibit A). The members of the Audit Committee during 2000 were Messrs. Lupberger, O'Brien and Trowbridge. All members of the Audit Committee are independent, as defined in Sections 303.01 (B)(2)(a) and (3) of the New York Stock Exchange listing standards. The Audit Committee has general responsibility for meeting from time to time with representatives of the Corporation's independent auditors in order to obtain an assessment of the financial position and results of operations of the Corporation and reports to the Board with respect thereto. The Audit Committee met four times in 2000.

         The Compensation Committee members during 2000 were Messrs. Lupberger, O'Brien and Trowbridge. The Compensation Committee administers the Corporation's Stock Incentive Plan. The Compensation Committee met once during 2000.

         During 2000, the Board of Directors of the Corporation held four meetings. Each non-officer director receives fees of $16,000 per year plus $1,000 for each meeting of the Board or a Committee thereof attended.


AUDIT COMMITTEE REPORT

To the Board of Directors of International Shipholding Corporation:

         We have reviewed and discussed with management the Corporation's audited financial statements as of and for the year ended December 31, 2000.

         We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

         Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

         Audit Fees: Aggregate fees and costs billed to the Corporation for professional services rendered for the audit of the Corporation's financial statements for the fiscal year ended December 31, 2000 and for reviewing the financial statements included in the Corporation's Form 10-Qs for the fiscal year ended December 31, 2000 were $212,000.

         All Other Fees: Aggregate fees and costs billed to the Corporation for services rendered by the principal accountant for the fiscal year ended December 31, 2000, other than audit services, were $90,000.

         We have determined that the provision of services covered by the preceding paragraph is compatible with maintaining the principal accountant's independence from the Corporation.

                        Submitted by the Audit Committee:
                           Edwin Lupberger
                           Raymond V. O'Brien
                           Edward K. Trowbridge

                             EXECUTIVE COMPENSATION


BOARD OF DIRECTORS AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Decisions on cash compensation of the Corporation's executive officers for 2000 were made by the Board of Directors. The Compensation Committee of the Board, which is made up of three independent directors, administers the Corporation's Stock Incentive Plan and makes decisions on the grant of stock options. Set forth below is a report submitted by the Board and the Committee addressing the Corporation's executive compensation policies for 2000.

         The Corporation's executive compensation structure for 2000 was comprised of salaries and annual cash bonuses. The salaries of Messrs. Niels W. and Erik F. Johnsen, Chairman of the Board and President, respectively, were set at $330,000 by the Board in 1990 and have not been increased. The Board delegates to Niels W. and Erik F. Johnsen the power to set the salaries of the other executive officers.

         The Board believes that a significant portion of executive compensation should be tied to corporate performance. The Officers Bonus Plan for 2000 (the "2000 Plan") adopted by the Board provided for the payment of a bonus to be calculated on the basis of the Corporation's consolidated net income before taxes and extraordinary items and before bonus accruals. The 2000 Plan offered an opportunity for all officers to earn incentive cash bonuses of up to 20% of salary. The profit targets were not met, and, accordingly, no bonuses were earned by executive officers in 2000.

         No stock options were granted during 2000.

         Since each executive officer's annual compensation is substantially less than $1 million, the Board does not believe that any action is necessary in order to ensure that all executive compensation paid in cash will continue to be deductible by the Corporation under Section 162(m) of the Internal Revenue Code. In addition, stock options granted in accordance with the terms of the Stock Incentive Plan qualify as "performance-based" compensation and are excluded in calculating the $1 million limit on executive compensation.

             Submitted by the Board of Directors and the Compensation Committee:
                   Niels W. Johnsen             Erik F. Johnsen
                   Niels M. Johnsen             Erik L. Johnsen
                   Harold S. Grehan, Jr.        Edwin Lupberger*
                   Raymond V. O'Brien, Jr.*     Edward K. Trowbridge*
--------------

*Member of the Compensation Committee

SUMMARY OF COMPENSATION

         The following table sets forth for the fiscal years ended December 31, 1998, 1999 and 2000 the compensation paid by the Corporation with respect to the Chief Executive Officer and the four other most highly compensated executive officers for fiscal year 2000:

                           SUMMARY COMPENSATION TABLE


                                                                                       LONG-TERM
                                                                                       COMPENSATION       ALL OTHER
                                                      ANNUAL COMPENSATION                AWARDS          COMPENSATION
                                               -----------------------------------------------------------------------
                                                                                       SECURITIES
                                                                                       UNDERLYING
         NAME AND PRINCIPAL POSITION            YEAR      SALARY        BONUS         OPTIONS (1)
         ---------------------------            ----      ------        -----         -----------
Niels W. Johnsen, Chairman                      2000    $ 330,000    $                $        0        $      0
     of the Board of the Corporation (2)...     1999      330,000           0                  0               0
                                                1998      330,000      90,750(3)               0               0

Erik F. Johnsen, President                      2000      330,000           0                  0          17,132(4)
     of the Corporation....................     1999      330,000           0                  0          17,132(4)
                                                1998      330,000      90,750(3)               0          17,132(4)

Niels M. Johnsen, Executive Vice                2000      265,000           0                  0           1,000(5)
     President of the Corporation..........     1999      250,000           0            200,000           1,000(5)
                                                1998      237,500      68,750(3)         200,000(6)        1,000(5)

Erik L. Johnsen, Executive Vice                 2000      215,000           0                  0           1,000(5)
     President of the Corporation..........     1999      200,000           0            200,000           1,000(5)
                                                1998      189,583      55,000(3)         200,000(6)           0

Gary L. Ferguson, Vice President                2000      160,000           0                  0           1,000(5)
     and Chief Financial Officer                1999      148,000           0             75,000           1,000(5)
     of the Corporation....................     1998      143,833      40,700(3)          75,000(6)        1,000(5)

-------
(1) In 1999, the Compensation Committee of the Board granted replacement options with an exercise price of $14.125 in exchange for the surrender of an equal number of options granted in 1998 with an exercise price of $17.1875 per share. The surrendered options were canceled.
(2) The Corporation has an agreement with Niels W. Johnsen whereby his estate will be paid approximately $822,000 upon his death. The Corporation has reserved amounts sufficient to fund this death benefit.
(3) Represents cash bonuses earned with respect to services rendered during the year indicated, 50% of which was paid in the following year and 25% of which was paid in each of the next two years.
(4) The Corporation has an agreement with Erik F. Johnsen whereby his estate will be paid approximately $626,000 upon his death. To fund this death benefit, the Corporation acquired a life insurance policy at a cost of $17,132 in 2000, 1999 and 1998.
(5) Consists of contributions made by the Corporation to its 401(k) plan on behalf of the employee.
(6)   Surrendered and canceled under the Plan; see footnote (1) above.

STOCK INCENTIVE PLAN

         The following table presents information with respect to stock option exercises and values under the Corporation's Stock Incentive Plan for the executive officers named in the Summary Compensation Table. No stock option grants or repricings occurred in 2000. Niels W. Johnsen and Erik F. Johnsen have never been granted options under the Stock Incentive Plan.

            AGGREGATED OPTION EXERCISES DURING THE FISCAL YEAR ENDED
               DECEMBER 31, 2000 AND FISCAL YEAR END OPTION VALUES


                                                                 Number of
                                                           Securities Underlying           Value of
                             Number of                     Unexercised Options at        Unexercised
                              Shares                         December 31, 2000           In-the-Money
                             Acquired         Value             Exercisable/              Options at
          Name              on Exercise      Realized          Unexercisable          December 31, 2000
          ----              -----------      --------          -------------          -----------------
Niels M. Johnsen                 0              0               200,000 / 0                   0

Erik L. Johnsen                  0              0               200,000 / 0                   0

Gary L. Ferguson                 0              0                75,000 / 0                   0

PENSION PLAN

         The Corporation has in effect a defined benefit pension plan, in which all employees of the Corporation and its domestic subsidiaries who are not covered by union sponsored plans may participate after one year of service. Computation of benefits payable under the plan is based on years of service, up to thirty years, and the employee's highest sixty consecutive months of compensation, which is defined as a participant's base salary plus overtime, excluding incentive pay, bonuses or other extra compensation, in whatever form. The following table reflects the estimated annual retirement benefits (assuming payment in the form of a straight life annuity) an executive officer can expect to receive upon retirement at age 65 under the plan, assuming the years of service and compensation levels indicated below:


                                                  YEARS OF SERVICE
                           --------------------------------------------------------------------
EARNINGS                      15                 20                25            30 OR MORE
--------                   ---------        ---------         ---------       -----------------
$150,000 ................    33,497           44,662           55,828                66,994
$200,000 ................    45,872           61,162           76,453                91,744
$250,000 ................    58,247           77,662           97,078               116,494
$300,000 ................    70,622           94,162          117,703               141,244
$350,000 ................    82,997          110,662          138,328               165,994

         This table does not reflect the fact that the benefit provided by the Retirement Plan's formula is subject to certain constraints under the Internal Revenue Code. For 2001, the maximum annual benefit generally is $140,000 under Code Section 415. Furthermore, under Code Section 401(a)(17), the maximum annual compensation that may be taken into account in calculating benefits in 2001 is $170,000. These dollar limits are subject to cost of living increases in future years.

         Each of the individuals named in the Summary Compensation Table set forth above is a participant in the plan and, for purposes of the plan, was credited during 2000 with a salary of $170,000, except that Mr. Ferguson was credited with his actual salary. At December 31, 2000, such individuals had 53, 48, 30, 21 and 32 credited years of service, respectively, under the plan. The plan benefits shown in the above table are not subject to deduction or offset by Social Security benefits.


                          BOARD OF DIRECTOR INTERLOCKS,
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS
                            AND CERTAIN TRANSACTIONS

         Decisions as to the cash compensation of the executive officers of the Corporation are made by the Board of Directors. Four of the eight members of the Board, Messrs. Niels W. Johnsen, Erik F. Johnsen, Niels M. Johnsen and Erik L. Johnsen, are executive officers of the Corporation and participated in decisions as to the 2000 Officer Bonus Plan. Decisions on salary increases for executive officers other than themselves were made by Niels W. Johnsen and Erik F. Johnsen. No executive officer of the Corporation served during the last fiscal year as a director, or member of the Compensation Committee, of another entity, one of whose executive officers served as a director of the Corporation.

         Furnished below is information regarding certain transactions in which executive officers and directors of the Corporation or members of their immediate families had an interest during 2000.

         A son of the President of the Corporation serves as the Secretary of the Corporation and is a partner in the law firm of Jones, Walker, Waechter, Poitevent, Carrere and Denegre which has represented the Corporation since its inception. Fees paid to the firm for legal services rendered to the Corporation during 2000 were $1,296,000. The Corporation believes that these services are provided on terms at least as favorable to the Corporation as could be obtained from unaffiliated third parties.

PERFORMANCE GRAPH

         The following performance graph compares the performance of the Corporation's Common Stock to the S & P 500 Index and to an Industry Peer Group (which consists of OMI Corporation, Overseas Shipholding Group, Stolt Tankers, Sea Containers Limited and Alexander and Baldwin) for the Corporation's last five fiscal years.

                    COMPARISON OF CUMULATIVE TOTAL RETURNS*
                  INT'L SHIPHOLDING CORP., S&P 500, PEER GROUP
                     (PERFORMANCE RESULTS THROUGH 12/31/00)

                                  [LINE GRAPH]

                       1995      1996      1997      1998      1999      2000
                     -------   -------   -------    -------   -------   -------
ISH --o--            $100.00   $ 90.35   $ 85.45    $ 78.94   $ 59.68   $ 33.16
S & P 500 --X--      $100.00   $122.96   $163.98    $210.84   $255.22   $231.98
Peer Group --|X|--   $100.00   $102.61   $127.82    $ 90.76   $ 95.55   $119.54

------

*Assumes $100 invested at the close of trading on the last trading day in 1995 in ISH common stock, S&P 500, and Industry Peer Group. Also assumes reinvestment of dividends.

            PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS


         The Corporation's 2000 financial statements were audited by Arthur Andersen LLP. The Board of Directors has appointed Arthur Andersen LLP as independent auditors of the Corporation for the fiscal year ending December 31, 2001, and is submitting that appointment to its stockholders for ratification at the annual meeting. Arthur Andersen LLP has served as the Corporation's auditors since its inception in 1979. Representatives of Arthur Andersen LLP will be present at the annual meeting, are expected to be available to respond to appropriate questions, and will have an opportunity to make a statement if they wish. If the stockholders do not ratify the Board of Directors' appointment of Arthur Andersen LLP by the affirmative vote of at least a majority of the shares of Common Stock represented at the meeting in person or by proxy, the selection of independent auditors will be reconsidered by the Board.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


                                  OTHER MATTERS


QUORUM AND VOTING OF PROXIES


         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Corporation is necessary to constitute a quorum. If a quorum is present, the vote of a majority of the Common Stock present or represented will decide all questions properly brought before the meeting, except that directors will be elected by plurality vote.

         All proxies in the form enclosed received by the Board of Directors will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named above and in favor of the proposal specified above.

         Management has not received any notice that a stockholder desires to present any matter for action by stockholders at the annual meeting and does not know of any matters to be presented at the annual meeting other than the election of directors and the ratification of the selection of independent auditors. The enclosed proxy will confer discretionary authority with respect to any other matters that may properly come before the meeting or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.


EFFECT OF ABSTENTION AND BROKER NON-VOTES


         Because directors are elected by plurality vote, abstentions and broker non-votes will not affect the election of directors. With respect to the proposal to ratify the selection of independent auditors and any other matter that is properly before the meeting, an abstention from voting on the proposal by a shareholder will have the same effect as a vote "against" the proposal, and a broker non-vote will be counted as "not present" with respect to the proposal and therefore will have no effect on the outcome of the vote with respect thereto.

STOCKHOLDER PROPOSALS


         Any stockholder who desires to present a proposal qualified for inclusion in the Corporation's proxy material relating to the 2002 annual meeting must forward the proposal to the Secretary of the Corporation at the address shown on the first page of this Proxy Statement in time to arrive at the Corporation prior to November 14, 2001. Proxies solicited on behalf of the Board of Directors for the 2002 annual meeting will confer discretionary authority to vote with respect to any other matter properly submitted by a stockholder for action at the 2002 annual meeting if the Corporation does not, on or before January 28, 2002, receive written notice, addressed to the Secretary of the Corporation at the address shown on the first page of this Proxy Statement, that the stockholder intends to do so.









                                   BY ORDER OF THE BOARD OF DIRECTORS





                                          R. CHRISTIAN JOHNSEN
                                                Secretary



New Orleans, Louisiana
March 14, 2001

                                                                       EXHIBIT A

                  AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
                      INTERNATIONAL SHIPHOLDING CORPORATION
                                     CHARTER


I.       PURPOSE

                  The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities regarding the systems of internal controls related to finance, accounting, and legal compliance, and the auditing, accounting, and financial reporting processes generally of International Shipholding Corporation (the "Corporation"). Consistent with this function, the Committee should encourage adherence to and continuous improvement of the Corporation's policies, procedures, and practices at all levels. The Committee's primary duties and responsibilities are to:

         A. Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control systems.

         B. Monitor the independence and performance of the Corporation's independent accountants and internal audit department.

         C. Facilitate and maintain an open avenue of communication among the Corporation's Board, management, independent accountants, and internal audit department.

         D.       Provide oversight of the internal audit function.

                  The Committee has the authority to conduct any inquiry necessary or appropriate to fulfilling its responsibilities and it has direct access to the Corporation's independent auditors, its internal audit staff, and anyone else in the organization. The duties and responsibilities of the Committee are described further in Section IV of this Charter.

II.      ORGANIZATION

         A. The Committee shall be comprised of three or more directors as determined by the Board. The Board shall appoint members of the Committee annually.

         B. Each member of the Committee shall be an independent director free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Individuals are not considered independent if they are:

                  1. Currently employed by the Corporation, an affiliate of the Corporation, or a current parent or predecessor company, or were so employed in the last three years.

                  2. A member of the immediate family of a person who is or has been within the last three years an executive officer of the Corporation or any of its affiliates.

                  3. An executive of another business where any of the Corporation's executives serve on the compensation committee of that business.

                  4. A partner, controlling shareholder, or executive officer of a business that has a business relationship with the Corporation.

                  5. An individual who has, or within the last three years had, a direct business relationship with the Corporation.

         C. All members of the Committee shall have a working familiarity with basic finance and accounting and able to read and understand fundamental financial statements and at least one member of the Committee shall have accounting or related financial management expertise.

III.     MEETINGS

         A. The Committee shall meet at least four times annually, or more frequently as circumstances dictate.

         B. As part of its responsibility to foster open communication, the Committee should meet periodically in executive session with independent accountants and the internal audit staff to discuss any matters that the Committee or either of these groups believe should be discussed privately.

         C. The Committee should meet with the independent accountants and management quarterly to review the Corporation's earnings before such earnings are released to the public, and the Corporation's Form 10-Q before it is filed with the Securities and Exchange Commission. These meetings may be conducted by teleconference if necessary.

IV.      RESPONSIBILITIES AND DUTIES

                  In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible to enable it to react to changing conditions. To fulfill its responsibilities and duties, the Committee shall:

         A.       Review Documents and Financial Reports

                  1. Review and assess the adequacy of this Charter periodically as conditions dictate, and at least annually.

                  2. Review with financial management and the independent accountants the Corporation's annual audited financial statements and annual report on Form 10-K before they are filed with the Securities and Exchange Commission.

                  3. Review with financial management and the independent accountants the Corporation's quarterly unaudited financial statements and quarterly report on Form 10-Q before they are filed with the Securities and Exchange Commission and the Corporation's earnings announcements before they are released to the public.

                  4. These reviews should include a discussion with management and the independent accountants of significant issues regarding accounting principles, practices, judgments and estimates, and a discussion with the independent accountants as required by Statement of Auditing Standards No. 61 relating to the conduct of the audit.

         B.       Independent Accountants

                  1. Recommend to the Board the selection, and where circumstances warrant discharge, of the independent accountants, considering their independence, performance, and effectiveness. The independent accountants are ultimately accountable to the Board and the Committee.

                  2. Review and discuss annually with the independent accountants any significant relationships the accountants have with the Corporation that could impair their independence.

                  3. Ensure the accountants submit a formal written statement regarding relationships and services that may affect their objectivity and independence.

                  4. Periodically consult with the independent accountants out of the presence of management about internal controls and the quality and appropriateness of the Corporation's financial accounting policies and practices.

                  5. Review the performance of the independent accountant and recommend the replacement of the independent accountants if circumstances warrant.

                  6. Review any significant disagreements between management and the independent accountants in connection with the preparation of the Corporation's financial statements.

         C.       Internal Audit Department

                  1. Review the internal audit function of the Corporation including the internal audit department's independence, authority, and organizational structure.

                  2. Review and approve annually the proposed audit plan for the upcoming year and the coordination of such plan with the independent accountants to ensure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

                  3. Review the quarterly summary of significant findings of all internal audit reports to management prepared by the internal audit department and management's response and follow-up to those reports.

                  4. Review the appointment, performance, and replacement of the senior internal audit executive.

         D.       Financial Reporting

                  1. Review the integrity of the organization's financial reporting processes in consultation with the independent accountants and the internal auditors.

                  2. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal audit department.

                  3. Inquire as to the independent accountant's qualitative judgments about the appropriateness, not just acceptability, of the accounting principles and the clarity of financial disclosure practices used or proposed to be adopted by the Corporation.

                  4. Review with the Corporation's outside counsel any legal matters that may have a material impact on the Corporation's financial statements.

         E. The Committee shall investigate any matter brought to its attention within the scope of its duties and shall have the power to retain outside counsel, accountants, or other experts for this purpose if, in its judgement, that is appropriate.

         F. The Committee shall perform any other activities consistent with this Charter, the Corporation's By-laws, and governing law, as the Committee or the Board deems necessary and appropriate.

                  While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and in accordance with generally accepted accounting principles, or that the independent accountants have conducted their audit in accordance with generally accepted auditing standards. This is the responsibility of management and the independent accountants. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and independent accountants or to assure compliance with laws, regulations, and Corporation policies.

INTERNATIONAL SHIPHOLDING CORPORATION                                   PROXY
650 Poydras Street, New Orleans, Louisiana 70130
________________________________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby (a) acknowledges receipt of the notice of annual meeting of shareholders of International Shipholding Corporation to beheld in the Executive Board Room, 17th Floor, Poydras Center, 650 Poydras Street, New Orleans, Louisiana, on Wednesday, April 18, 2001, at 2:00 p.m., New Orleans time; (b) appoints Niels W. Johnsen, Erik F. Johnsen and William H. Hines, or any one or more of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of International Shipholding Corporation held of record by the undersigned on March 2, 2001, at the annual meeting of shareholders to be held on April 18, 2001, or any adjournment thereof.

1.   Election of Directors
             FOR                             WITHHOLD AUTHORITY
       All nominees listed below             To vote for nominees listed below
            __________                                ___________

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
     Niels W. Johnsen, Erik F. Johnsen, Niels M. Johnsen, Erik L. Johnsen, Harold S. Grehan, Jr., Raymond V. O'Brien, Jr., Edwin Lupberger,
     Edward K. Trowbridge

2. Proposal to ratify the appointment of Arthur Andersen LLP, certified public accountants as the independent auditors for the Corporation for the fiscal year ending December 31, 2001.

           FOR_____            AGAINST_____          ABSTAIN_____

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    Signature_________________________

                                    Dated ____________________________

                                    Signature_________________________
                                             Signature if held jointly

                                    Dated ____________________________